                                                                    EXHIBIT 23.5




                     CONSENT OF TUCKER ANTHONY INCORPORATED

April 16, 1999


We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-4 of GLB Bancorp, Inc. of our opinion set forth as Appendix B to the Prospectus and Proxy Statement, which is part of the Registration Statement, and to the reference to our firm and summarization of our opinion in the Prospectus and Proxy Statement under the captions "Opinion of Maple Leaf's Financial Advisor."

/s/ Tucker Anthony Incorporated


By:      /S/ STEPHEN CLINTON
         -------------------
         Stephen Clinton
Title:   Vice President